                                                                   Exhibit 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-4 of ReliaStar Financial Corp. and Subsidiaries of our reports dated February 1, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of ReliaStar Financial Corp. and Subsidiaries for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 19, 2000